Exhibit 99.2

Beam Global Introduces Innovative Governance Model for Equity Oversight

SAN DIEGO, CA, July 1, 2021—Beam Global, (Nasdaq: BEEM, BEEMW), the leading provider of innovative sustainable technology for electric vehicle (EV) charging, outdoor media and energy security, announced that it has instituted a new equity oversight governance model at the board level. The company has created an independent Equity Oversight Committee (EOC) within the Board of Directors to assess all future uses of equity.

The EOC is comprised of a committee of independent board members chaired by Nancy Floyd. Nancy Floyd is also currently the chair of the Audit Committee and has over three decades of governance, financial and M&A experience. The EOC’s mandate is to consider any uses of equity proposed by management or members of the board. The EOC is made up entirely of independent board members and will have authority over whether or not a proposed use of equity is submitted to the full board for a vote. This new and innovative governance mechanism ensures that only uses of equity which have been vetted by the independent EOC can pass to the full board for a vote for approval or denial.

“After three decades and dozens of transactions ranging in value from hundreds of millions, to billions of dollars, I have learned that careful and diligent vetting of opportunities, by an independent body, yields the best results,” said Nancy Floyd, Beam Global board member and chair of the Audit and Equity Oversight Committees. “Beam is the first company I have been involved with that has put in place an official process which ensures only the most thoroughly and independently reviewed opportunities make it to the board for consideration and a vote. I’m thrilled to be a part of this mechanism which shows such a high regard for shareholder equity.”

“Beam is an innovation company. We create innovative clean technology products and equally innovative business models like our Driving on Sunshine transaction-less fueling. Now we are innovating at the board governance level by introducing new methodologies to ensure that our shareholder equity is used in the most effective and well thought-out manners,” said Beam Global CEO and Chairman, Desmond Wheatley. “We intend to grow Beam aggressively which might, from time to time, mean acquisitions or other inorganic strategies in which we may consider using our shares as currency. The EOC will ensure that rigorous testing of our models and assumptions is carried out before any use of equity can be considered by the full board. I am proud of our management team and board of directors for initiating this important new step, with the goal of maximizing value for our shareholders, and look forward to seeing other companies take similar steps.”

About Beam Global

Beam Global is a CleanTech leader that produces innovative, sustainable technology for electric vehicle (EV) charging, outdoor media, and energy security, without the construction, disruption, risks and costs of grid-tied solutions. Products include the patented EV ARC™ and Solar Tree® lines with BeamTrak™ patented solar tracking, and ARC Technology™ energy storage, along with EV charging, outdoor media and disaster preparedness packages.

The company develops, patents, designs, engineers and manufactures unique and advanced renewably energized products that save customers time and money, help the environment, empower communities and keep people moving. Based in San Diego, the company produces Made in America products. Beam Global is listed on Nasdaq under the symbols BEEM and BEEMW (formerly Envision Solar, EVSI, EVSIW). For more information visit https://BeamForAll.com/, LinkedIn, YouTube and Twitter.

Forward-Looking Statements

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